August 23, 2001


Board of Directors
Patapsco Bancorp, Inc.
1301 Merritt Boulevard
Dundalk, Maryland 21222-2194

         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

     We have acted as counsel to and for Patapsco Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Shares are issuable under the Patapsco Directors Deferred Compensation Plan (the "Plan").

     In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Plan, (iii) the Articles of Incorporation of the Company and Bylaws of the Company, in each case certified by the Secretary of the Company as of the date hereof, (iv) certain minutes of meetings or unanimous consents of the Board of Directors of the Company, as amended, certified as true and correct by the Assistant Secretary of the Company, and (vi) a certificate of the President and of the Assistant Secretary of the Company dated August 22, 2001.

     In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

     The law covered by the opinion expressed herein is limited to the Maryland General Corporation Law as compiled in Volume 4 of Prentice-Hall Law and Business Corporation Statutes without regard to case law.

Board of Directors
August 23, 2001
Page 2

     This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares when issued pursuant to and in accordance with the Plan will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus dated August 22, 2001 related to the Shares and to any reference to our firm in the Prospectus as legal counsel who have passed upon the legality of the securities offered thereby.


                                       Very truly yours,

                                       STRADLEY RONON STEVENS & YOUNG, LLP




                                       By: /s/ Joel E. Rappoport
                                           -------------------------------------
                                           Joel E. Rappoport, A Partner